UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12

Recovery Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Recovery Energy, Inc.
1515 Wynkoop St., Suite 200
Denver, CO 80202

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 19, 2012

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to Be Held on
June 19,  2012:
This Proxy Statement, the form of proxy and our annual report on Form 10-K for the year ended December 31, 2011, including our consolidated financial statements, are available to you at www.recoveryenergyco.com.

To Our Stockholders:

You are cordially invited to attend the annual meeting of the stockholders of Recovery Energy, Inc., at our offices located at 1515 Wynkoop Street, Suite 200, Denver, CO, at 10:00 a.m. (Denver, Colorado time) on Tuesday, June 19, 2012, or at any adjournment or postponement thereof, for the following purposes:

1. To elect four directors for a one year term expiring at the 2013 annual meeting of the stockholders, or until their successors are duly elected and qualified;

2. To conduct an advisory vote on executive compensation;

3. To conduct an advisory vote on the frequency of an advisory vote on executive compensation; and

4.   To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached proxy statement. All of Recovery’s stockholders of record as of the close of business on May 11, 2012 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

This board of directors intends to send these proxy materials to stockholders on or about May 15 2012.

By Order of the Board of Directors

Roger A. Parker
Chairman, Board of Directors

May 15, 2012

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Proxy Solicitation

The board of directors of Recovery is soliciting proxies to be used at our annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, June 19, 2012, at our offices located at 1515 Wynkoop Street, Suite 200, Denver, CO.  This proxy statement contains important information regarding Recovery’s annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Who Can Vote

Stockholders of record at the close of business on May 11 2012, also referred to herein as the “record date,” may vote at the annual meeting. As of the record date, we had 17,657,711 issued and outstanding shares of common stock, which were held by approximately 25 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the annual meeting.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the annual meeting. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” the election of all nominees for director and as recommended by our board of directors with regard to all other matters.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by any of the following three methods:

●	by voting in person at the annual meeting;

●	by delivering to our corporate secretary, Eric Ulwelling, a written notice of revocation dated after the proxy; or

●	by delivering another proxy dated after the previous proxy.

Required Votes

Each share of common stock has one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.  The affirmative vote of the holders of a majority of the common stock represented at the meeting, in person or by proxy, will be required to approve the advisory vote on executive compensation (Proposal 2). Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.  For Proposal 5, the option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be considered by the Board of Directors when determining the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

Voting Procedures

Votes cast by proxy or in person at the annual meeting will be counted by the persons we appoint to act as election inspectors for the annual meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the annual meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. In the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms no longer have the authority to vote your non-voted shares in the election of directors. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of Recovery common stock held in your name for as many persons as there are directors to be elected.

Costs of Proxy Solicitation

Recovery will bear the costs of soliciting proxies from its stockholders. Directors, officers and other employees of Recovery, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. Recovery will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the annual meeting without an admission ticket, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at our principal executive offices located at 1515 Wynkoop St., Suite 200, Denver, CO 80202 during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our board of directors proposes that the four nominees described below, each of whom currently serves as a member of our board of directors, be elected for a term ending on the date of our 2013 annual meeting or until his or her successor is duly elected and qualified. It is the intention of the person named as proxy in the enclosed proxy to vote FOR the election of all such nominees.

Each of the nominees has consented to serve as a director. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee, or the number of directors that constitutes the full board of director may be reduced to eliminate the vacancy. In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the board of directors may nominate. The term of our current directors expires at our 2012 annual meeting.

We seek directors with strong reputations and experience in areas relevant to our strategy and operations.  Each of the nominees for election as director holds or has held senior management positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. We believe that each of the nominees has other key attributes that are critical to the composition of an effective board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the board and its committees.

Information Concerning the Nominees for Election as Directors

Roger A. Parker:  President and Chief Executive Officer, Director and Chairman of Board of Directors.  Mr. Parker joined our board of directors as chairman in November, 2009. He has been in the exploration and production sector of the oil and gas business his entire career. In addition to other private entities, he led Delta Petroleum Corporation from May 1987 through May 2009 where he served as president from May 1987 to June 2005 and as chairman and ceo from July 2005 to May 2009. From May 2009 to November 2009, Mr. Parker invested privately in oil and gas ventures. He received a bachelor of science degree in mineral land management from the University of Colorado in 1983. He is a former board member of the Independent Petroleum Association of the Mountain States (IPAMS). He also serves on other community related boards including Denver Art Museum Board of Trustees, Boy Scouts of America – Denver Area Council Board of Trustees, Alliance for Choice in Education (ACE) Board of Trustees.

Director Qualifications:

●
Leadership Experience – Former chairman and ceo of Delta Petroleum, former board member of the Independent Petroleum Association of the Mountain States, service on other boards, bachelor of science degree in mineral land management from the University of Colorado.

●	Industry Experience – Extensive experience, including as a senior manager, in the exploration and production sector of the oil and gas industry.

Timothy N. Poster:  Director.  Mr. Poster joined our board of directors in June, 2010. He became executive vice president of strategy and development for Wynn Resorts (NASDAQ GS: WYNN) in September, 2011.  From August, 2010 through September, 2011 Mr. Poster was a partner in Fertitta Entertainment, a worldwide investment venture fund.  From July, 2008 through August, 2010 he was senior vice president of strategy and development for Wynn Las Vegas, a subsidiary of Wynn Resorts.  In 2000, Mr. Poster sold Travelscape.com, which he had founded and developed, to Expedia. In 2004, Mr. Poster acquired Golden Nugget Hotels & Casinos in Las Vegas and Laughlin, Nevada which he sold in 2005. Between selling the Golden Nugget in 2005 and joining Wynn Las Vegas in July, 2008, Mr. Poster managed his investments.   Mr. Poster received his bachelor's degree in finance from the University of Southern California in 1995.

Director Qualifications:

●
Leadership Experience – Executive vice president for Wynn Resorts, former partner in Fertitta Entertainment, former owner of Golden Nugget Hotel & Casino, founder of Travelscape.com, Bachelors degree in finance from the University of Southern California.

●	Industry Experience – Personal investments in the oil and gas industry.

W. Phillip Marcum:  Director Nominee.  Mr. Marcum joined our board of directors  in September, 2011. He has been a director of Houston Texas-based Key Energy Services (NYSE: KEG) since 1996.  Mr. Marcum was the non-executive chairman of the board of WellTech, Inc., an energy production services company, from 1994 until March 1996, when WellTech was merged into Key Energy Services. From January 1991 until April 2007, when he retired, he was chairman of the board, president and chief executive officer of Metretek Technologies, Inc. (now known as PowerSource International, Inc., and formerly known as Marcum Natural Gas Services, Inc.).  He has been a principal in MG Advisors, LLC since April 2007.  Mr. Marcum also serves as chairman of the board of ADA-ES, a Denver, Colorado based company, and chairman of the board of Applied Natural Gas Fuels, Inc. (formerly PNG Ventures, Inc.), a West Lake Village, California based company. He holds a bachelor's degree in business administration from Texas Tech University.

Director Qualifications:

●
Leadership Experience – Chairman of the board, president and ceo of PowerSecure International, Inc., director of Key Energy Services, non-executive chairman of WellTech and chairman of the boards of ADA-ES and Applied Natural Gas Fuels.

●	Industry Experience – Extensive experience in oil and gas development stage and public companies at the entities and in the capacities described above.

Bruce B. White:  Director Nominee.  Mr. White joined our board in April 2012.  He is currently a senior vice president of High Sierra Water Services, LLC and has served in that capacity since the purchase of Conquest Water Services, LLC by High Sierra in June 2011. Mr. White co-founded Conquest Water Services in 1993 and served as a co-managing partner to build that company into a DJ Basin service company. Mr. White has more than 25 years of experience operating in the DJ basin, including exploration, drilling, development and other well operations, many of which were conducted through Conquest Oil Company, founded by White in 1984 which he continues to serve as president. White served as the Chairman of the University of Northern Colorado Foundation in 2003. White was also a founding member of the Denver Julesburg Petroleum Association, the predecessor to the Colorado Oil and Gas Association (COGA), and served as its president during 1987 and 1988.   A veteran of the Vietnam War, Mr. White served in the Navy for six years; he attended Grossmont College in El Cajon, California but does not hold a degree from there.

Director Qualifications:

●	Leadership Experience – Founder of Conquest Oil Company and Conquest Water Services; Senior Vice President of High Sierra Water Services

●	Industry Experience – Extensive experience in oil and gas development and services industries at the entities and in the capacities described above.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” each of the nominees for election to the board of directors.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(THE SAY ON PAY VOTE)

Pursuant to the requirements of the Dodd-Frank Act, we are seeking a non-binding advisory vote from holders of our common stock to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement. This proposal is also referred to as “the say on pay vote.”

As more fully described in the Compensation Discussion and Analysis section, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to Recovery and individual performance.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 13, which discusses how our executive compensation policies implement our compensation philosophy, and the Executive Compensation section of this Proxy Statement beginning on page 10, which contains tabular information and narrative discussion about the compensation of our named executive officers, for additional details about our executive compensation programs. The compensation committee and the board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Recovery’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the narrative discussion under Executive Compensation contained in the Proxy Statement.”

 Because your vote is advisory, it will not be binding upon the board. However, the board values stockholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” the advisory vote on executive compensation.

PROPOSAL 3:
 ADVISORY VOTE ON THE FREQUENCY OF HOLDING
THE SAY ON PAY VOTE

In addition to the advisory vote on executive compensation set forth in Proposal No. 2 above, the Dodd-Frank Act requires that stockholders have the opportunity to vote on how often they believe the advisory vote on executive compensation should be held in the future.

The board believes that holding an advisory vote on executive compensation every year is the most appropriate policy for our stockholders and Recovery at this time. Holding an annual advisory vote best enables the board and the compensation committee to thoughtfully evaluate and respond to stockholder input and effectively implement any changes to our executive compensation program that they may deem necessary or appropriate.

While the board recommends that stockholders vote to hold the say on pay vote every year, the voting options are to hold the say on pay vote every year, every two years or every three years. Stockholders may also abstain from voting on this proposal.

Because your vote is advisory, it will not be binding upon the board. However, the board values stockholders’ opinions and will consider the outcome of the vote when determining the frequency of the say on pay vote. While the board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the board’s recommendation.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote for holding the say on pay vote every year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 27, 2012 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock.  This table is based upon the total number of shares outstanding as of April 27, 2012 of 17,657,711.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Recovery Energy, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class Beneficially Owned
Directors and Executive Officers

Roger A. Parker, Chief Executive Officer and Chairman of Board of Directors	1,375,000(1)	7.79%

A. Bradley Gabbard, Chief Financial Officer	103,500(1)	0.59%

Timothy N. Poster, Director	151,325(2)	0.86%

W. Phillip Marcum	50,000(2)	0.30%

Bruce White	50,000(2)	0.30%

Officers and directors as a group (five persons)	1,729,825,	9.80%

Hexagon Investments, LLC	2,675,000(3)	15.15%

Labryinth Enterprises LLC	2,675,000(3)	15.15%

Reiman Foundation	2,675,000(3)	15.15%

Scott J. Reiman	2,675,000(3)	15.15%

Edward Mike Davis, L.L.C. (4)	3,015,417	17.08%

Steven B. Dunn and Laura Dunn Revocable Trust	1,240,098(5)	7.02%

J. Steven Emerson	905,025(6)	5.13%

Wallington Investment Holdings, Ltd	1,612,178	9.13%

(1)	Some of these shares are subject to vesting as described under "Management - Executive Compensation".
(2)	These shares are subject to vesting as described under "Compensation of Directors".
(3)
Includes (i) 1,250,000 shares owned by Hexagon Investments, LLC, (ii) 1,000,000 shares underlying warrants held by Hexagon Investments, (ii) 129,008 shares owned by Labryinth Enterprises LLC, which is controlled by Scott J. Reiman, (iii) 245,992 shares owned by Reiman Foundation, which is controlled by Scott J. Reiman and (iv) 50,000 shares owned by Scott J. Reiman. Mr. Reiman is President of Hexagon Investments.

(4)	Edward Mike Davis has sole voting control over Edward Mike Davis, L.L.C.
(5)
Includes (i) 1,066,182 shares owned by Steven B. Dunn and Laura Dunn Revocable Trust, (ii) 86,958 shares owned by Beau 8, LLC and (iii) 86,958 shares owned by Winston 8, LLC.  Steven B. Dunn and Laura Dunn, mailing address is 16689 Schoenborn Street, North Hills, CA 91343, are trustees of the Trust and also share voting and dispositive power with respect to the shares owned by the LLCs.

(6)
Includes (i) 480,000 shares owned by J. Steven Emerson Roth IRA, (ii) 185,025 shares owned by J. Steven Emerson Roth II IRA, (iii) 105,000 shares owned by Emerson Partners, (iv) 75,000 shares owned by J. Steven Emerson and (v) 60,000 shares owned by Emerson Family Foundation. J. Steven Emerson controls each of these entities.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of the date of this proxy statement:

Name	Age	Position
Roger A. Parker	50	Chief Executive Officer, President, Director, Chairman of Board of Directors
A. Bradley Gabbard	57	Chief Financial Officer
W. Phillip Marcum	68	Director
Bruce B. White	59	Director
Timothy N. Poster	43	Director

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of stockholders.

Biographies for Mr. Parker and the other members of our current board of directors are set forth above in proposal 1. Based on the Nasdaq rules, our independent directors are Mr. Marcum, Mr. Poster and Mr. White. Mr. Gabbard's biography is below.

A. Bradley Gabbard: Chief Financial Officer. Mr. Gabbard became our chief financial officer in July 2011. He has 35 years’ experience in the management and operations of energy and oil and gas companies. Prior to coming to Recovery Energy, he served as an officer of Applied Natural Gas Fuels, Inc., serving from September 2009 to May 2010 as vice-president—special projects, and from May 2010 through June 2011 as chief financial officer. From April 2007 through September 2009, Mr. Gabbard provided management and financial consulting services to companies involved in the oil and gas and energy related businesses. From 1991 to April 2007, Mr. Gabbard co-founded and served as chief financial officer, executive vice president and a director of PowerSecure International, Inc. (f/k/a Metretek Technologies, Inc.), a developer of energy and smart grid solutions for electric utilities, and their commercial, institutional, and industrial customers. Mr. Gabbard received a bachelor of accountancy degree from the University of Oklahoma in 1977, and is a CPA.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2011 fiscal year. There were no non-equity incentive plan compensation, stock options, change in pension value or any non-qualifying deferred compensation earnings during the 2011 fiscal year. All amounts are in dollars.

Name	Fees Earned or Paid in Cash Compensation	Stock Awards	All Other Compensation	Total
Timothy N. Poster	$10,000	-0-	-0-	$10,000
W. Phillip Marcum	$5,300	-0-	-0-	$5,300
James J. Miller (1)	$15,000	-0-	-0-	$15,000
Conway J. Schatz (2)	$15,000	-0-	-0-	$15,000

(1)  Mr. Miller did not stand for re-election at our last annual meeting of shareholders and left the board of directors on October 10, 2011.

(2)  Mr. Schatz resigned as a director to pursue other professional and career obligations on January 31, 2012.

We currently pay each of our non-employee directors annual cash compensation of $40,000 (payable quarterly). We pay additional compensation of $10,000 per year (payable quarterly) to the chairman of our audit and compensation committees (currently Mr. Marcum and Mr. Poster, respectively).

In June, 2010 we granted Mr. Poster 125,000 shares of our common stock, 50% of which vested on January 1, 2011 and the other 50% of which vested on January 1, 2013. In April, 2012 we granted Mr. Marcum and Mr. White 50,000 shares of our common stock for their service as directors.  The shares vest in equal amounts on the first, second and third anniversaries of the date of their initial appointment to the board (September 9, 2011 for Mr. Marcum and April 24, 2012 for Mr. White).

We have entered into independent director agreements with our non-employee directors. These agreements provide that the shares granted to a director fully vest upon a change of control or termination of the director's services as a director by Recovery Energy other than for cause. The agreements permit a director to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy, and also states that if a director becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to us.

Executive Compensation

Executive compensation for fiscal 2011

The compensation earned by our executive officer for fiscal 2011 consisted of base salary and long-term incentive compensation consisting of awards of stock grants.

Summary compensation table

The table below sets forth compensation paid to our executive officers for the 2011 and 2010 fiscal years. There were no non-equity incentive plan compensation, stock option awards, change in pension value or any non-qualifying deferred compensation earnings during fiscal 2011 or 2010.

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Other Compensation		Total
Roger A. Parker	2011	$240,000	$-	(1)	-		$110,000	(2)(3)	$350,000
(chief executive officer since May 1, 2010)	2010	$160,000	$-	(1)	$3,375,000	(4)	$851,000	(3)(5)	$4,386,000

A. Bradley Gabbard	2011	$84,000	$-	(1)	$260,000	(6)	$-		$344,000
(chief financial officer since July 12, 2011)

Jeffrey A. Beunier	2011	$225,000	$-	(1)	-		$12,000	(2)	$237,000
(chief executive officer from September 1, 2009 to April 30, 2010; president and chief financial officer from May 1, 2010 to April 11, 2011)	2010	$217,000	$50,000	(1)	$856,000	(7)	$800,000	(2)(5)	$1,923,000

(1)	No year end bonus was paid for 2010. The board expects to pay year end bonuses for 2011.
(2)	Reflects reimbursement of health insurance premiums of $20,000 for Mr. Parker in 2011 and $9,000 for Mr. Beunier in 2010.
(3)	Reflects payment in 2011 and 2010, respectively, of $90,000 and $60,000 of expense reimbursement pursuant to Mr. Parker's employment agreement.
(4)	Mr. Parker was granted 1,125,000 shares of our common stock in 2010 pursuant to his employment agreement. We recognized $5,671,955 of compensation expense for these shares in 2010.
(5)
Reflects overriding royalty interests of $791,040 awarded to each of Mr. Parker and Mr. Beunier pursuant to their employment agreements, which have since been amended to eliminate future override royalty interest awards.

(6)	Mr. Gabbard was granted 100,000 shares of our common stock in 2011 as compensation. We recognized $166,000 of compensation expense in 2011 for these shares.
(7)	Mr. Beunier was granted 408,950 shares of our common stock in 2010 pursuant to his employment agreement. We recognized $1,181,396 of compensation expense in 2010 for these shares.

The Board of Directors and Committees Thereof

Our board of directors conducts its business through meetings and through its committees. Our board of directors held ten meetings in 2011, which all directors attended.  Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative determinations regarding director independence and other matters

Our board of director follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that three of our current directors, W. Phillip Marcum, Timothy N. Poster and Bruce B. White, and two of our former directors, James J. Miller and Conway J. Schatz, are “independent directors” under those rules.  No independent director receives, or has received, any fees or compensation from us other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.

Committees of the board of directors

Pursuant to our amended and restated bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors has established an audit committee and a compensation committee. The membership and function of these committees are described below.

Compensation committee

Our compensation committee currently consists of Mr. Marcum, Mr. Poster and Mr. White.  Mr. Poster is chair of the compensation committee.  Mr. Miller and Mr. Schatz also served on the compensation committee  until their resignations from the board. The compensation committee did not meet during 2011.  The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee  also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee reviews our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the compensation committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of Recovery Energy, trends in management compensation and any other factors that it deems appropriate.  The compensation committee may engage consultants in determining or recommending the amount of compensation paid to our directors and executive officer.  The compensation committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.recoveryenergyco.com under “Investor Relations.”

Compensation committee interlocks and insider participation

None of the members of the compensation committee is or has been a company officer or employee. None of our executive officers currently serves or has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officer serves or served as one of our directors or on our compensation committee.

Audit committee

Our audit committee currently consists of Mr. Marcum, Mr. Poster and Mr. White.  We believe that Mr. Marcum, who is chair of our audit committee, meets the Securities and Exchange Commission's definition of an audit committee financial expert.

Communications with the board of directors

Stockholders may communicate with our board of directors or any of the directors by sending written communications addressed to the board of directors or any of the directors, Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.

Nomination of directors

Our board of directors has not established a nominating committee because the board believes that it is unnecessary in light of the board’s small size. In the event that vacancies on our board of directors arise, the board considers potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons.  Our board does not set specific, minimum qualifications that nominees must meet in order to be recommended as directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Recovery and the composition of our board.  We do not have any formal policy regarding diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee.  In the event we decide to fill a vacancy that exists or we decide to increase the size of the board, we identify, interview and examine appropriate candidates.  We identify potential candidates principally through suggestions from our board and senior management.  Our chief executive officer and board members may also seek candidates through informal discussions with third parties.  We also consider candidates recommended or suggested by stockholders.

The board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “General Information — Next Annual Meeting of Stockholders” in this proxy statement to our corporate secretary, Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary. The board considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the board. All candidates are evaluated at meetings of the board. In evaluating such nominations, the board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Our management recommended our incumbent directors for election at our 2011 annual meeting. We did not receive any other director nominations.

Code of conduct

Our board of directors has adopted a code of conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of conduct codifies the business and ethical principles that govern all aspects of our business. A copy of our code of conduct is available on our website at www.recoveryenergyco.com under “Investor Relations” and “Corporate Governance.” We undertake to provide a copy of our code of conduct to any person, at no charge, upon a written request. All written requests should be directed to: Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary.

Board leadership structure

The board’s current leadership structure does not separate the positions of chairman and principal executive officer. The board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment faced by Recovery, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that not separating the positions of chairman of the board and principal executive officer is the appropriate leadership structure at this time. The board, through the chairman and the chief executive officer, is currently responsible for the strategic direction of the company. The chief executive officer is currently responsible for the day to day operation and performance of the company.  The board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The board’s role in risk oversight

It is management’s responsibility to manage risk and bring to the board's attention any material risks to the company. The board has oversight responsibility for Recovery's risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Employment Agreement with Chief Executive Officer and Compensation of Chief Financial Officer

We have an employment agreement with Mr. Parker.  Under his employment agreement Mr. Parker receives an annual base salary of $240,000 and is eligible for an annual cash bonus based on performance goals that may include targets related to earnings before interest taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts, with a targeted bonus of no less than $100,000 (with board approval).  Mr. Parker also receives a monthly, non-accountable expense reimbursement of $7,500 for expenses related to company business. Mr. Parker has received grants totaling 1,375,000 shares of our common stock, 100,000 of which vested on January 1, 2011 and the remainder of which vest on June 1, 2012.  The shares vest immediately upon a change of control or if Mr. Parker's services as chief executive officer and board chairman are terminated other than for cause or by Mr. Parker. Mr. Parker's agreement permits Mr. Parker to engage in other business activities in the energy industry as long as such activities do not unreasonably or materially interfere with the performance of Mr. Parker’s duties for the Company.

Mr. Gabbard receives an annual salary of $175,000, and was granted 100,000 shares of our common stock. 12,500 shares vested immediately, and the balance vest according to the following schedule: 29,166 shares on November 1, 2011, 29,167 shares on November 1, 2012, and 29,167 shares on November 1, 2013.

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table above. As more fully described below, the compensation committee reviews and recommends to the full board of directors the total direct compensation programs for our named executive officers. Our chief executive officer also reviews the base salary, annual bonus and long-term compensation levels for the other named executive officers.

Compensation Philosophy and Objectives

Our compensation philosophy has been to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow, and enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain highly qualified executive officers. To achieve these goals, the compensation committee believes that the compensation of executive officers should reflect the growth and entrepreneurial environment that has characterized our industry in the past, while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

Based on these objectives, the compensation committee has recommended an executive compensation program that includes the following components:

●
a base salary at a level that is competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery and could compete with Recovery for executive officer level employees;

●
annual incentive compensation to reward achievement of Recovery's objectives, individual responsibility and productivity, high quality work, reserve growth, performance and profitability and that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery; and

●
long-term incentive compensation in the form of stock-based awards that is competitive with that provided by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery.

As described below, the compensation committee periodically reviews data about the compensation of executives in the oil and gas industry. Based on these reviews, we believe that the elements of our executive compensation program have been comparable to those offered by our industry competitors.

Elements of Recovery’s Compensation Program

The three principal components of Recovery’s compensation program for its executive officers, base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards, are discussed below.

Base Salary.  Base salaries (paid in cash) for our executive officers have been established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer companies for similar positions. We have reviewed our executives’ base salaries in comparison to salaries for executives in similar positions and with similar responsibilities at companies that have certain characteristics similar to Recovery. Base salaries are reviewed annually, and typically are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and other criteria.

The compensation committee reviews with the chief executive officer his recommendations for base salaries for the named executive officers, other than himself, each year. New base salary amounts have historically been based on an evaluation of individual performance and expected future contributions to ensure competitive compensation against the external market, including the companies in our industry with which we compete. The compensation committee has targeted base salaries for executive officers, including the chief executive officer, to be competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery. We believe this is critical to our ability to attract and retain top level talent.

The compensation committee has not recommended any increases in base salaries for our named executive officers in 2011.  For 2011, our named executive officers’ base salaries were determined to be generally competitive with the base salaries being paid by other oil and natural gas exploration and production enterprises that have some characteristics similar to Recovery.

Annual Incentive Compensation. Under our chief executive's employment agreement he is eligible for an annual bonus based on the achievement by Recovery of performance goals established by the compensation committee for the preceding fiscal year, which may include targets related to our earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts.  The annual bonus shall be targeted no less than $100,000 (with board approval). During much of 2010 and 2011, Recovery was facing severe capital constraints affecting our business that made it difficult to set objective goals for an annual bonus.  The board did not pay an annual bonus to any named executive officer for 2010 and expects to pay annual bonuses for 2011.

Long Term Incentive Compensation.  We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. Each of our named executive officers received a stock grant upon becoming an employee of Recovery. These grants vest over time.

Change in Control and Severance.  The employment agreement with our chief executive officer provides that he will receive benefits if his employment is terminated (other than for misconduct) due to death, disability, and certain employment terminations following a change in control. The details and amount of such benefits are described in “Employment Agreement with Chief Executive Officer" above.

Other Benefits.  All employees may participate in our 401(k) retirement savings plan, or 401(k) plan. Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. We make a matching contribution in an amount equal to 100% of the employee’s elective deferral contribution below 3% of the employee’s compensation and 50% of the employee’s elective deferral that exceeds 3% of the employee’s compensation but does not exceed 5% of the employee’s compensation.

All fulltime employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. The compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

 Respectfully submitted by the compensation committee of the board of directors:

Timothy N. Poster (Chairman)
W. Phillip Marcum
Bruce B. White

Potential Payments Upon Termination or Change in Control

Our chief executive officer's employment agreement provides that all unvested shares of stock awarded to him shall vest upon (i) a change in control, (ii) upon termination other than for cause or (iii) upon resignation for good reason.  "Change in control", "cause" and "good reason" are defined in the employment agreement. The aggregate value of his stock awards that for which vesting would be accelerated assuming vesting occurred on December 31, 2011 is $3,837,750.

Indemnification of Directors and Officers

Pursuant to our certificate of incorporation we provide indemnification of our directors and officers to the fullest extent permitted under Nevada law.  We believe that this indemnification is necessary to attract and retain qualified directors and officers.

Narrative Disclosure of Compensation Policies and Practices as they Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(e), to the extent that risks may arise from our compensating policies and practices that are reasonably likely to have a material adverse effect on Recovery, we are required to discuss these policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking.  We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on Recovery and, therefore, no such disclosure is necessary.  The compensation committee and the board for directors are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The audit committee is currently comprised of W. Phillip Marcum (chairman), Timothy N. Poster and Bruce B. White.  The audit committee is responsible for overseeing and evaluating Recovery's financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of Recovery.

Management has the primary responsibility for Recovery's financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States, or GAAP. The independent auditors are responsible for performing audits of Recovery's consolidated financial statements and the effectiveness of Recovery's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The audit committee’s considerations and discussions with management and the independent auditors do not assure that Recovery’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements and the effectiveness of Recovery’s internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The audit committee has met and held discussions with management and the independent auditors on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of Recovery’s management. The audit committee has reviewed and discussed with both management and the independent auditors Recovery's consolidated financial statements as of and for the year ended December 31, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The audit committee discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” as amended by Statement of Auditing Standards No. 89, “Audit Adjustments” and Statement of Auditing Standards No. 90, “Audit Committee Communications.” The independent auditors have provided to the audit committee the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence,” and the audit committee has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors’ provision of other non-audit services to Recovery is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions. Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in Recovery's annual report on Form 10-K for the year ended December 31, 2011, and the board of directors accepted the audit committee’s recommendations.

Members of the Audit Committee:
W. Phillip Marcum (Chairman)
Timothy N. Poster
Bruce B. White

TRANSACTIONS WITH RELATED PERSONS

During fiscal year 2010 through the date of this report, we have engaged in the following transactions with related parties:

Edward Mike Davis. We have acquired most of our oil and gas properties from Edward Mike Davis, L.L.C. and Spottie, Inc., both owned by Edward Mike Davis. We paid for these acquisitions in a combination of cash and stock. As a result of these transactions, the Davis entities received an aggregate of 3,291,667 shares of our common stock. As of April 27, 2012 the Davis entities own 3,015,417 shares of our common stock (representing 17.08% of our outstanding shares). The Davis entities were not a related party prior to these transactions. The specific transactions with the Davis entities are:

●
The Wilke Field acquisition agreement entered into in  December 2009, which did not close. The agreement provided for a purchase price of $2,200,000 and 387,500 shares of common stock. 362,500 shares were given as a non-refundable deposit.

●
The Wilke Field acquired in January 2010, for $4,500,000 in cash effective as of January 1, 2010. Included in the acquisition were seven producing wells and a 50% working interest in two development prospects located in Nebraska and Colorado.

●	The Albin Field acquired in March 2010, for $6,000,000 cash and 137,500 shares of our common stock which we valued at approximately $412,500. Included in the acquisition were four producing wells.
●
The State Line Field acquired in April 2010, for $15,000,000 cash and 625,000 shares of our common stock which we valued at approximately $1,875,000. Included in the acquisition were six producing wells and interests in 1240 acres.

●
Approximately 60,000 acres located in Banner and Kimball Counties, Nebraska and Laramie and Goshen Counties, Wyoming acquired in May, 2010 for $20,000,000 cash and 500,000 shares of our common stock which we valued at $1,500,000.

●
Approximately 33,800 net acres located in Laramie County and Goshen County, Wyoming, and Banner County, Kimball County, and Scotts Bluff County, Nebraska, and rights below the base of the Greenhorn on approximately 23,000 net acres in Laramie County and Goshen County, Wyoming, and Banner County and Kimball County, Nebraska, acquired in December, 2010.  These properties were undeveloped with no proved reserves or production. The purchase price was $8,000,000 in cash which was due to the sellers on or before December 20, 2010.  We issued 1,666,667 shares of our common stock as security against the cash payment, which were to be returned to us upon the cash payment.  We did not make the cash payment and the Davis entities kept the 1,666,667 shares of common stock.

●
In November 2010, we completed a well located on a 640 acre oil and gas lease in Arapahoe County, Colorado known as Comanche Creek. We acquired 50% interests in this prospect and the Omega prospect in January 2010 from the Davis entities as part of the Wilke acquisition. We acquired an additional 12.5% working interest in the Comanche Creek prospect in June 2010 from Davis in exchange for a 1% overriding royalty interest on our existing 50% working interest, resulting in us owning a 62.5% working interest. The remaining 37.5% working interest is split between Davis and Timothy N. Poster, a member of our board of directors, with Davis holding 12.5% and Mr. Poster holding 25% of the working interest. The operations of the well are covered by a joint operating agreement and will require both Davis and Mr. Poster to pay their proportionate share of operating costs as well as an overhead/operating fee to us.

Hexagon, LLC.  We financed the majority of our acquisitions with loans from Hexagon, LLC.  Hexagon has the right to designate one member of our board of directors pursuant to a stockholders agreement.  Conway Schatz, who resigned from our board in January 2012, was designated by Hexagon.  Hexagon has not designated a replacement for Mr. Schatz.  Hexagon was not a related party prior to these loans.  The specific transactions with Hexagon are:

●
$4,500,000 loan in January 2010, to finance the purchase of the Wilke Field properties. The loan bears annual interest of 15%, will mature on June 30, 2013 and is secured by mortgages on the Wilke Field properties. Hexagon received 62,500 shares of our common stock in connection with the financing which we valued at approximately $2,250,000.

•
$6,000,000 loan in March 2010, to finance the cash portion of the purchase price for the Albin Field properties. The loan bears annual interest of 15%, will mature on June 30, 2013 and is secured by mortgages on the Albin Field properties. In connection with the financing Hexagon received 46,875 shares of our common stock which we valued at approximately $562,500 and a one-half percent overriding royalty in the leases and wells acquired which we valued at $175,322.

•
$15,000,000 loan in April 2010, to finance the cash portion of the purchase price for the Laramie County, Wyoming purchases.  The loan bears annual interest of 15%, will mature on June 30, 2013 and is secured by a mortgage on the acquired property. In connection with the financing Hexagon received 203,125 shares of our common stock which we valued at approximately $2,437,500, a warrant to purchase 125,000 shares of our common stock exercisable at $10.00 per share which we valued at approximately $184,589 and a one percent overriding royalty in the leases and wells acquired which we valued at $184,589.

•
In connection with the May 2010, acquisition of 60,000 acres from the Davis entities, we issued Hexagon Investments a five year warrant to purchase 62,500 shares of our common stock at $6.00 per share which we valued at approximately $369,153 as compensation for amendments to our credit agreements and agreed that if the loans were not repaid in full on or before January 1, 2011 we would issue Hexagon Investments a second five year warrant to purchase 62,500 shares of our common stock at $6.00 per share The loans remain outstanding, on January 1, 2011 and the warrant was issued to Hexagon which we valued at approximately $1,049,095.

•
In November 2010, we entered into a Put Option Agreement with Grandhaven Energy, LLC whereby Grandhaven Energy has the right to require us to purchase for up to $2,400,000 25% of certain overriding royalty interests in undeveloped oil and gas leasehold in Laramie County it and several other purchasers acquired from the Davis entities.  The put option was exercisable until March 31, 2011 and expired unexercised.  Grandhaven Energy is an affiliate of Hexagon.

•
In December 2010, the maturity date of the Hexagon loans was extended to September 1, 2012, and in November 2011 the maturity date of the Hexagon loans was extended to January 1, 2013.  We did not pay any consideration for the extension.

•	In November 2011 Hexagon loaned us $309,000 which was repaid in February 2012.
•	In March 2012 the maturity date of the Hexagon loans was extended to June 30, 2013 and in connection therewith we agreed to make minimum monthly note payments of $325,000.

Convertible Debentures.  The Steven B. Dunn and Laura Dunn Revocable Trust and Wallington Investment Holdings, Ltd., each of whom owns more than 5% of our outstanding common stock, hold $2,000,000 and $2,500,000, respectively, aggregate principal amount of our outstanding 8% senior secured convertible debentures due February 8, 2014.  Wallington Investment and two other debenture holders have agreed to purchase up to an $3,500,000 additional aggregate principal amount of these debentures from us.

Conflict of Interest Policy

We have a corporate conflict of interest policy that prohibits conflicts of interests unless approved by the board of directors. Our board of directors has established a course of conduct whereby it considers in each case whether the proposed transaction is on terms as favorable or more to the Company than would be available from a non-related party. Our board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions was presented to our board of directors for consideration and each of these transactions was unanimously approved by our board of directors after reviewing the criteria set forth in the preceding two sentences. Each of our purchases from Davis was individually negotiated, and none of the transactions was contingent upon or otherwise related to any other transaction.

INDEPENDENT AUDIT FEES AND RELATED MATTERS

We expect that a representative of Hein & Associates LLP will be present at the annual meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to the stockholders if the representative desires to do so.

Webb & Company was our independent registered public accounting firm in 2008 and until September 21, 2009.  Jewett Schwartz Wolfe & Associates was our independent registered public accounting firm from September 21, 2009 until January 19, 2010.  Hein & Associates LLP became our independent registered public accounting firm on January 19, 2010.  There were no disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused either Webb & Company or Jewett Schwartz to make reference thereto in their respective opinions.

The following table sets forth fees billed by our principal accounting firm of Hein & Associates LLP for the years ended December 31, 2011 and 2010:

	Year Ended December 31,
	2011	2010
Audit Fees	$325,000	$169,265
Audit Related Fees	4,500	-
Tax Fees	-	10,350
All Other Fees	-	26,550
	$329,500	$206,165

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and beneficial owners of more than 10% of our outstanding common stock to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide Recovery with copies of all Section 16(a) reports that the insiders file with the SEC. Recovery believes that, with respect to the 2011 fiscal year, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except that Edward Mike Davis filed two Forms 4 in 2011 that should have been filed in 2010. In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors and executive officers.

Next Annual Meeting of Stockholders

Notice of any stockholder proposal that is intended to be included in Recovery’s proxy statement and form of proxy for our 2013 annual meeting of stockholders must be received by Recovery's corporate secretary no later than 120 days prior to the date we mail our 2013 proxy statement.  Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Any notices regarding stockholder proposals must be received by Recovery at its principal executive offices at 1515 Wynkoop St., Suite 200, Denver, CO 80202, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the 2012 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal was not received by April 25 2012, then the proxy or proxies designated by our board of directors for the 2012 annual meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

OTHER BUSINESS

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Recovery’s common stock will vote thereon in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Recovery's annual report on Form 10-K for the fiscal year ended December 31, 2011 (without exhibits) is enclosed. Additional copies may be obtained without charge upon request made to Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202, Attention: Corporate Secretary. Copies may also be obtained on our website at www.recoveryenergyco.com under “Investor Relations” and “SEC Filings.”

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
 RECOVERY ENERGY, INC.
 TO BE HELD JUNE 192012

The undersigned hereby appoints Roger A. Parker and A. Bradley Gabbard, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Recovery Energy, Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held  at 10:00  a.m. on  Tuesday June 19, 2012, at our offices located at 1515 Wynkoop Street, Suite 200, Denver, CO, or any adjournment or postponement thereof.

1.  Election of directors.

_____________ FOR the election as a director of the three nominees listed below (except as marked to the contrary below).
NOMINEES: Roger A. Parker, W. Phillip Marcum, Timothy N. Poster and Bruce B. White

_____________ WITHHOLD AUTHORITY to vote for the following nominees:
INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

2.  To approve, on an advisory basis, the compensation of Recovery's named executive officers.

_____________ FOR
_____________ AGAINST
_____________ ABSTAIN

3.  To approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of Recovery's named executive officers.

_____________ ONE YEAR
_____________ TWO YEARS
_____________ THREE YEARS
_____________ ABSTAIN

4.  In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for the election of directors and in favor of the other proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of stockholders on October 10, 2011.

I ❑ plan ❑ do not plan to attend the annual meeting

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		Date:

SIGNATURE		Date:

Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.